Exhibit 99.2

Summary of 2005 Second Half PIP Bonus Awards

Executive Officer	Title	Awards Second Half 2005
Gregory L. Summe	Chairman of the Board, Chief Executive Officer and President	$887,300
Robert F. Friel	Vice Chairman and President of Life and Analytical Sciences	$325,187
Peter B. Coggins	Senior Vice President	$114,333
Richard F. Walsh	Senior Vice President, Human Resources	$164,063
John R. Roush	Senior Vice President and President of Optoelectronics	$161,875
Jeffrey D. Capello	Senior Vice President and Chief Financial Officer	$182,812
Katherine O’Hara	Senior Vice President and General Counsel	$109,375